Exhibit 99.1

May 2, 2006 FOR IMMEDIATE RELEASE

Contact:	D. Anthony Peay - (804) 632-2112
Executive Vice President/ Chief Financial Officer

Distribute to:	Virginia State/Local Newslines, NY Times, AP, Reuters, S&P, Moodys, Dow
Jones, Investor Relations Service

May 2, 2006 3:00 p.m.	Traded: NASDAQ	Symbol: UBSH

UNION BANKSHARES INCREASES CASH DIVIDEND AND ANNOUNCES RENEWAL OF
STOCK REPURCHASE AUTHORIZATION

FOR IMMEDIATE RELEASE (Bowling Green, Virginia) --- The Board of Directors of Union Bankshares Corporation has declared a quarterly dividend of $.23 per share.  This dividend is the second quarterly dividend paid since the Company announced, in October 2005, that it would begin paying its dividend on a quarterly basis instead of semi-annually.  On an annualized basis, this dividend represents a 15% increase from the $.40 semi-annual dividend ($.80 annualized) paid on November 1, 2005 and a 22% increase from the $.37 semi-annual dividend ($.74 annualized) paid on May 2, 2005.  The dividend is payable on May 31, 2006 to shareholders of record as of May 19, 2006.

Additionally, Union Bankshares Corporation is pleased to announce its Board of Directors has renewed its authorization for management to purchase up to 150,000 shares of the Company’s common stock on the open market with such authorization expiring May 31, 2007. While the Company’s management has not yet determined how many, if any, shares it might purchase subject to this authorization, it is anticipated that any repurchased shares will be used primarily for general corporate purposes, including the dividend reinvestment plan, incentive stock option plan and other employee benefit plans. Under prior authorizations, Union Bankshares Corporation repurchased 174,000 shares during 1999-2003. No shares have been repurchased to date under the existing authorization which expires on May 31, 2006.

Union Bankshares is one of the largest community banking organizations based in Virginia, providing full service banking to the Central, Rappahannock, Williamsburg, and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank & Trust Company (32 locations in the counties of Albemarle, Caroline, Chesterfield, Fluvanna, Hanover, Henrico, King George, King William, Nelson, Spotsylvania, Stafford, Westmoreland and the Cities of Fredericksburg and Charlottesville), Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster), Rappahannock National Bank in Washington, Virginia, Bay Community Bank (formerly Bank of Williamsburg) ( 4 locations in Williamsburg, Newport News and Grafton) and Prosperity Bank & Trust Company (3 locations in the Washington D.C. metro area).  Union Bank & Trust also operates a loan production office in Manassas.  In addition to banking services, Union Investment Services, Inc. provides full brokerage services and Union Mortgage Group, Inc. provides a full line of mortgage products.  Bank Community Bank also owns a non-controlling interest in Johnson Mortgage Company, LLC.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets.  Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission.  Union Bankshares Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.